UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934
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Pressure BioSciences, Inc.

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Pressure BioSciences, Inc.
14 Norfolk Avenue
South Easton, MA 02375
(508) 230-1828 (T)
(508) 230-1829 (F)
www.pressurebiosciences.com

May 26, 2009

Dear Stockholder:

You are cordially invited to attend the Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (the “Company”) to be held on Thursday, July 9, 2009 at 4:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375.

Detailed information about the Meeting and the proposals to be acted upon is included in the accompanying notice of Meeting and proxy statement.  The Company’s 2008 Annual Report to Stockholders also accompanies this letter.

Whether or not you plan to attend the Meeting, you can ensure your shares of the Company’s common stock are voted at the Meeting by submitting your instructions in writing by returning the enclosed proxy card.  If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

This year, the Company is pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders on the Internet.  The Company believes this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of the Meeting.  Stockholders receiving e-proxy materials have been sent a notice containing instructions on how to access the proxy statement and annual report over the Internet and how to vote.

Sincerely,

R. Wayne Fritzsche

Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on July 9, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting in Lieu of the Annual Meeting of Stockholders to be Held on July 9, 2009.
The Proxy Statement and 2008 Annual Report are available at http://www.pressurebiosciences.com/investors.html

NOTICE is hereby given that a Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (“PBI” or the “Company”) will be held on Thursday, July 9, 2009, at 4:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect two Class I Directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To consider and vote upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed the close of business on May 13, 2009 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors:

Richard T. Schumacher
Clerk

South Easton, Massachusetts

May 26, 2009

IMPORTANT

Whether or not you intend to attend the Meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the Meeting by submitting your instructions in writing by completing, signing, dating, and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 9, 2009

General

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation, with its principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on Thursday, July 9, 2009 at 4:00 PM and at any adjournments or postponements thereof (the “Meeting”) for the purposes set forth herein and in the accompanying Notice of Special Meeting in Lieu of Annual Meeting of Stockholders.  In this proxy statement we refer to Pressure BioSciences, Inc. as “PBI,” “the Company,” “we,” or “us.”

The enclosed proxy relating to the Meeting is solicited on behalf of the Company’s Board of Directors (the “Board of Directors”) and the cost of such solicitation will be borne by the Company.  Certain of the Company’s officers and regular employees may solicit proxies by correspondence, telephone, or in person, without extra compensation.  We will also pay to banks, brokers, nominees, and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.  It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and annual report to stockholders will be sent or given to stockholders on or about May 26, 2009.

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders.  Stockholders receiving the notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Voting Securities and Record Date

Stockholders of record of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on May 13, 2009, the record date for the Meeting, will be entitled to receive notice of, and to vote at, the Meeting.   As of March 31, 2009, there were issued and outstanding 2,195,283 shares of Common Stock, all of which are entitled to vote.   Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.   In addition, as of March 31, 2009, there were issued and outstanding 156,980 shares of Series A Convertible Preferred Stock, $0.01 par value, of the Company (the “Preferred Stock”), none of which are entitled to vote at the Meeting.

Quorum

A quorum, consisting of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the Meeting, will be required to be present in person or by proxy for the transaction of business at the Meeting.  Votes of stockholders of record present at the Meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the Meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker, bank, or representative (“broker or representative”) does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the Meeting can only be voted if the stockholder of record of such shares is present at the Meeting, returns a signed proxy card.  Shares represented by valid proxy will be voted in accordance with your instructions.

A stockholder of record who votes his or her shares by returning a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the Meeting by written notice to the Clerk of the Company received prior to the Meeting, by executing and returning a later dated proxy card prior to the Meeting, or by voting by ballot at the Meeting.

Beneficial Stockholders

If you hold your shares through a broker or representative, you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company.  Shares represented by proxy will be voted in accordance with your specific instructions.  If you sign and return your proxy card without indicating specific instructions, your shares will be voted FOR the election of nominees as Class I directors as described herein under “Proposal No. 1 – Election of Directors”.  If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.

If you sign and return your proxy card marked “abstain” on a proposal, your shares will not be voted affirmatively or negatively on that proposal and will not be counted as votes cast with regard to that proposal.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority.  Shares of Common Stock held of record by your broker or representative who return a dated and signed proxy but who fail to vote on any of the proposals will count toward the quorum, but will have no effect on any proposal not voted.

Required Vote

The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect the nominees as Class I Directors of the Company.  Abstentions and broker non-votes will not have an effect on the determination of whether a nominee for director has been elected.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting, two Class I Directors are to be elected to serve until the 2012 Annual Meeting of Stockholders and until their respective successors has been duly elected and qualified.  The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Calvin A. Saravis and R. Wayne Fritzsche for election as Class I Directors.  Dr. Saravis and Mr. Fritzsche are currently directors of the Company and have not been nominated pursuant to any arrangement or understanding with any person.

The Company’s Restated Articles of Organization, as amended (the “Articles”), and Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Board of Directors shall be divided into three classes.  At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire are identified as being in the same class as the directors they succeed and are elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

The Articles and Bylaws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting.  The term of office of Dr. Saravis and Mr. Fritzsche, the Company’s Class I Directors, expires at the Meeting.  The terms of office of the Class II Directors and Class III Directors, comprised of J. Donald Payne, P. Thomas Vogel, and Richard T. Schumacher, continue after the Meeting.

At the Meeting, it is the intention of the persons named as proxies to vote for the election of Dr. Saravis and Mr. Fritzsche as Class I Directors.  In the unanticipated event that either or both Dr. Saravis and/or Mr. Fritzsche should be unable to serve, the persons named as proxies will vote the proxy for such substitute(s), if any, as the present Board of Directors may designate or the present Board of Directors may reduce the number of directors.

Vote Required to Elect the Nominees as Director

The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required for the election of Calvin A. Saravis and R. Wayne Fritzsche as Class I Directors of the Company.

The Board of Directors recommends that stockholders vote FOR the election of Calvin A. Saravis and R. Wayne Fritzsche as Class I Directors of the Company .

Information on Nominees and Other Directors

The following table sets forth certain information as of the date of this proxy statement about the nominee and each of the directors whose term extends beyond the Meeting, including the year in which each nominee’s term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, if Elected, and Class
R. Wayne Fritzsche* (1)	60	Chairman of the Board	2003	2012 Class I
Calvin A. Saravis, Ph.D.* (2)	79	Director	1986	2012 Class I
J. Donald Payne(3)	53	Director	2003	2010 Class II
P. Thomas Vogel(3)	69	Director	2004	2010 Class II
Richard T. Schumacher	58	Director, President, Chief Executive Officer, Treasurer, and Clerk	1978	2011 Class III
__________________

*Nominees for Class I Director.
(1) Member of the Compensation Committee and Nominating Committee
(2) Member of the Audit Committee, Compensation Committee, Nominating Committee, and Chairman of the Scientific Advisory Board
(3) Member of the Audit Committee, Compensation Committee, and Nominating Committee

Mr. R. Wayne Fritzsche has served as a director and Chairman of the Board of Directors of the Company since October 2, 2003.  Mr. Fritzsche has served as a member of the Company’s Scientific Advisory Board since 1999. Mr. Fritzsche is the founder of Fritzsche & Associates, Inc., a consulting firm that provides strategic, financial, and scientific consulting to medical companies in the life sciences and healthcare industries, and has served as its President since 1991.  He was a founder in The Immune Response Company (IMNR) along with Dr. Jonas Salk. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc. (formerly PGBP Pharmaceuticals), a small molecule discovery company. From 2001 until 2004, Mr. Fritzsche has served as a board member of Opexa Pharmaceuticals, a multiple sclerosis and cell immunology therapy company, and Vascular Sciences, Inc., an extracorporeal, macular degeneration company. He also previously served as a board member of Intelligent Medical Imaging, an automated microscopic imaging company, from 1994 to 1997, Clarion Pharmaceuticals, a drug development company, from 1994 to 1996, Nobex Pharmaceuticals, a drug delivery firm, from 1996 to 2001, Cardio Command, Inc., a transesophageal cardiac monitoring and pacing firm, from 1999 to 2001, and Hesed BioMed, an antisense oligonucleotide and catalytic antibody company, from 2000 to 2002.  Mr. Fritzsche is a founder of Transplan, Inc., an organ transplant device company whose primary focus is in heart transport. Mr. Fritzsche holds a BA from Rowan University, and an MBA from the University of San Diego.

Dr. Calvin A. Saravis has served as a director of the Company since 1986. Dr. Saravis has also served as Chairman of the Company’s Scientific Advisory Board since 2003. From 1984 to 1998 he was an Associate Professor of Surgery (Biochemistry) at Harvard Medical School (presently emeritus) and Chief, Division of Immunology, Department of Surgery, Harvard Medical School, Boston City Hospital; and from 1983 to 1999, he was an Associate Research Professor of Pathology at Boston University School of Medicine (presently emeritus). From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997 he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital. Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

Mr. J. Donald Payne has served as a director of the Company since December 30, 2003. Mr. Payne has served as President and a Director of Nanospectra Biosciences, Inc., a privately-held medical device company developing products for cancer since 2001. Prior to that, Mr. Payne held various executive positions in finance and administration of public and private life science companies since 1992, served as a financial executive in the energy industry from 1980 through 1990, and was in public accounting from 1976 to 1980. Mr. Payne received an MBA from Rice University in 1992 and a BBA from Texas A&M University in 1976. He is a Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

Mr. P. Thomas Vogel has served as a director of the Company since January 9, 2004. Since 2006 Mr. Vogel has served as the President of Vogel Associates, a consulting company, and an owner of Chyten Educational Services of Scottsdale. From April 2002 until December 2005, Mr. Vogel served as the President and Chief Executive Officer of AdipoGenix, Inc, an early-stage drug discovery company focused on obesity and metabolic diseases. From 2000 to 2002, Mr. Vogel served as President and Chief Executive Officer of Arradial, Inc., an early stage biopharmaceutical company. From 1996 to 2000, Mr. Vogel was Chief Executive Officer and Director of Mosaic Technologies, Inc., an early-stage molecular biology company. From 1992 to 1995, Mr. Vogel was President of Fisher Scientific Company, a $1 billion laboratory supply distribution business. Mr. Vogel served as President of PB Diagnostics from 1991 to 1992, as President of Instrumentation Laboratory from 1990 to 1991, and as President of Serono Diagnostics from 1988 to 1990. Mr. Vogel was in the venture capital arena from 1982 to 1987. Prior to that, from 1974 to 1982, Mr. Vogel worked in the Diagnostics Division of Abbott Laboratories, Inc., where he served as Divisional Vice President and General Manager of Diagnostic Products. Mr. Vogel graduated from the Georgia Institute of Technology with a Bachelor's Degree in Electrical Engineering and from The Wharton Business School with a Master's Degree in Business Administration.

Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as the Company’s Chief Executive Officer since April 16, 2004 and President since September 14, 2004. He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003. From July 9, 2003 until April 14, 2004 he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1986 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

Corporate Governance

Board of Directors and Committee Meetings; Annual Meeting Attendance.  The Board of Directors held twenty-nine (29) meetings during the year ended December 31, 2008.  Each director attended at least 75% of all meetings of the Board of Directors and each committee of the Board of Directors on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meetings of Stockholders. Four of the five (5) Company directors were in attendance at the Company’s 2008 Special Meeting in Lieu of the Annual Meeting of Stockholders.

Board Independence. The Board of Directors has reviewed the qualifications of each of Messrs. Fritzsche, Payne, Vogel and Dr. Saravis, constituting more than a majority of the Company’s directors, and has affirmatively determined that each individual is “independent” as such term is defined under the current listing standards of the NASDAQ Stock Market.  The Board of Directors has determined that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment.  In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stockholder Communications. Any stockholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375.  The Clerk will forward these communications directly to the director(s).

Code of Ethics. Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions.  A copy of the code of ethics is posted on, and may be obtained free of charge from the Company’s website at www.pressurebiosciences.com.  If the Company makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a Current Report on Form 8-K.

Board Committees

Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee.

Messrs. Fritzsche, Payne, and Vogel served as members of the Audit Committee during fiscal 2008.  Effective on April 1, 2009, Dr. Saravis replaced Mr. Fritzsche, and now serves on the committee with Messrs. Payne and Vogel.  The Board of Directors has determined that Mr. Payne qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), a current copy of which is publicly available on the investor relations portion of the Company’s website at  www.pressurebiosciences.com.  Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions, and internal controls, and (ii) the qualifications, independence, appointment, retention, compensation, and performance of the Company’s independent public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters. The Audit Committee held five (5) meetings during fiscal 2008.

Compensation Committee.

General

Messrs. Fritzsche, Payne, and Vogel and Dr. Saravis are currently the members of the Compensation Committee.  The Compensation Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com.  The primary functions of the Compensation Committee include (i) reviewing and approving our executive compensation, (ii) reviewing the recommendations of the President and Chief Executive Officer regarding the compensation of our executive officers, (iii) evaluating the performance of the Chief Executive Officer, (iv) overseeing the administration and approval of grants of stock options and other equity awards under our equity incentive plans, and (v) recommending compensation for our Board of Directors and each committee thereof for review and approval by the Board of Directors. The Compensation Committee held two (2) meetings during fiscal 2008.

Compensation Objectives

In light of the early stage of commercialization of our products, we recognize the importance of attracting and retaining key employees with sufficient experience, skills, and qualifications in areas vital to our success, such as operations, finance, sales and marketing, research and development, engineering, and individuals who are committed to our short- and long-term goals.  The Compensation Committee has designed our executive compensation programs with the intent of attracting, motivating, and retaining experienced executives and rewarding them for their contributions by offering them a competitive base salary, potential for annual cash incentive bonuses, and long-term equity-based incentives, typically in the form of stock options.  The Compensation Committee strives to balance the need to retain key employees with financial prudence given our history of operating losses and the early stage of our commercialization.

Executive Officers and Director Compensation Process

The Compensation Committee considers and determines executive compensation according to an annual and semi-annual objective setting and measurement cycle.  Specifically, corporate goals for the year are initially developed by our executive officers and are then presented to the Board of Directors and Compensation Committee for review and approval. Individual goals are intended to focus on contributions that facilitate the achievement of the corporate goals. Individual goals are first proposed by each executive officer, other than the President and Chief Executive Officer, then discussed by the entire senior executive management team and ultimately compiled and prepared for submission to the Board of Directors and the Compensation Committee, by the President and Chief Executive Officer.  The Compensation Committee sets and approves the goals for the President and Chief Executive Officer.  Generally, corporate and individual goals are set during the first quarter of each calendar year.  The objective setting process is coordinated with our annual financial planning and budgeting process so our Board of Directors and Compensation Committee can consider overall corporate and individual objectives in the context of budget constraints and cost control considerations.  Annual salary increases, bonuses, and equity awards, such as stock option grants, if any, are tied to the achievement of these corporate and individual performance goals as well as our financial position and prospects.

Under the annual performance review program, the Compensation Committee evaluates individual performance against the goals for the recently completed year. The Compensation Committee’s evaluation generally occurs in the first quarter of the following year. The evaluation of each executive (other than the President and Chief Executive Officer) begins with a written self-assessment submitted by the executive to the President and Chief Executive Officer. The President and Chief Executive Officer then prepares a written evaluation based on the executive’s self-assessment, the President and Chief Executive Officer’s evaluation, and input from others within the Company. This process leads to a recommendation by the President and Chief Executive Officer for a salary increase, bonus, and equity award, if any, which is then considered by the Compensation Committee. In the case of the President and Chief Executive Officer, the Compensation Committee conducts his performance evaluation and determines his compensation, including salary increase, bonus, and equity awards, if any. We generally expect, but are not required, to implement salary increases, bonuses, and equity awards, for all executive officers, if and to the extent granted, by April 1 of each year.

Non-employee director compensation is set by our Board of Directors upon the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should be fair relative to the required services for directors of comparable companies in our industry and at our company’s stage of development; compensation should align directors’ interests with the long-term interest of stockholders; the structure of the compensation should be simple, transparent, and easy for stockholders to understand; and compensation should be consistent with the financial resources, prospects, and competitive outlook for the Company.

In evaluating executive officer and director compensation, the Compensation Committee considers the practices of companies of similar size, geographic location, and market focus. In order to develop reasonable benchmark data the Compensation Committee has referred to publicly available sources such as Salary.com and the BioWorld Survey.  While the Compensation Committee does not believe benchmarking is appropriate as a stand-alone tool for setting compensation due to the unique aspects of our business objectives and current stage of development, the Compensation Committee generally believes that gathering this compensation information is an important part of its compensation-related decision making process.

The Compensation Committee has the authority to hire and fire advisors and compensation consultants as needed and approve their fees. No advisors or compensation consultants were hired or fired in fiscal 2008.

The Compensation Committee is also authorized to delegate any of its responsibilities to subcommittees or individuals as it deems appropriate. The Compensation Committee did not delegate any of its responsibilities in fiscal 2008.

Nominating Committee.

Messrs. Fritzsche, Payne, Vogel and Dr. Saravis are currently the members of the Company’s Nominating Committee.  The Nominating Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. The Nominating Committee held one (1) meeting during fiscal year 2008.

The primary functions of the Nominating Committee are to (i) identify, review, and evaluate candidates to serve as directors of the Company, (ii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board of Directors, and (iii) serve as a focal point for communication between such candidates, the Board of Directors, and management.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms, or other appropriate sources.  For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.  If a stockholder wishes to recommend a candidate for director for election at the 2010 Annual Meeting of Stockholders, it must follow the procedures described below under “Stockholder Proposals.”

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2008 with management of the Company.  The Audit Committee also discussed with UHY LLP (“UHY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended.  The Audit Committee has also received and reviewed the required written disclosures and a confirming letter from UHY required by applicable requirements of the Public Accounting Oversight Board regarding UHY’s independence, and has discussed the matter with UHY.

Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Audit Committee:

R. Wayne Fritzsche
J. Donald Payne
P. Thomas Vogel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed UHY, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2009.  UHY has served as the Company’s independent registered public accounting firm since September 14, 2006.  A representative of UHY will be available during the Meeting to make a statement if such representative desires to do so and to respond to questions.

Independent Registered Public Accounting Fees

The following is a summary of the fees billed to the Company by UHY, the Company’ principal accountant, for the fiscal years ended December 31, 2008 and December 31, 2007, respectively:

	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees	$113,349	$120,291
Audit-Related Fees	9,310	10,191
	$122,659	$130,482

Audit Fees. Consists of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  Fees billed by UHY for 2008 were fees associated with a consent delivered in connection with the Company’s Registration Statement on Form S-8.  Fees billed by UHY for 2007 were fees associated with consents delivered in connection with the Company’s Registration Statement on Form S-3 and certain agreed upon procedures with respect to Source Scientific, LLC.

There were no other fees for services rendered by UHY other than those described above.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT

The following table sets forth certain information as of March 31, 2009 concerning the beneficial ownership of Common Stock for: (i) each director and director nominee, (ii) each Named Executive Officer in the Summary Compensation Table under “Executive Compensation” below, (iii) all executive officers and directors as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock.

Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and is calculated based on 2,195,283 shares of our Common Stock issued and outstanding as of March 31, 2009.  Shares of Common Stock subject to options, warrants, or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2009, are deemed outstanding for computing the percentage of the person holding the option, warrant, or convertible security but are not deemed outstanding for computing the percentage of any other person.

Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

	Number of
	Shares of
	Common Stock
	Beneficially	Percent of
Name	Owned (1)	Class

Richard T. Schumacher (2)* 130 Lake Ridge Drive Taunton, MA 02780	597,711	23.3%
Edmund Y. Ting, Ph.D	91,662	4.0%
Edward H. Myles (3)	2,000	**
Nathan P. Lawrence, Ph.D	94,111	4.1%
Alexander V. Lazarev, Ph.D	74,718	3.3%
Matthew Potter	27,234	1.2%
R. Wayne Fritzsche	127,421	5.5%
Calvin A. Saravis, Ph.D	110,000	4.8%
J. Donald Payne	112,827	4.9%
P. Thomas Vogel	73,100	3.2%
All Executive Officers and Directors as a Group (nine persons) (1)	1,310,784	40.3%

*	Address provided for beneficial owners of more than 5% of the Common Stock.
**	Less than 1%

(1) Includes the following shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 31, 2009: Mr. Schumacher – 306,671; Dr. Ting – 74,002; Mr. Myles – 0; Dr. Lawrence – 71,668; Dr. Lazarev – 61,668; Mr. Potter – 23,334; Mr. Fritzsche – 118,000; Dr. Saravis – 110,000; Mr. Payne – 68,000; Mr. Vogel – 70,000 and all directors and executive officers as a group – 903,343.

Includes the following shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock convertible within 60 days after March 31, 2009 (subject to “blocker” provisions as described herein):  Mr. Schumacher – 21,740; Dr. Ting – 5,220; Mr. Myles – 0; Dr. Lawrence – 5,220; Dr. Lazarev – 4,350; Mr. Potter – 1,300; Mr. Fritzsche – 0; Dr. Saravis – 0; Mr. Payne – 13,050; Mr. Vogel – 0; and all directors and executive officers as a group – 50,880.  Each share of Preferred Stock is convertible into 10 shares of Common Stock.  The terms of the Preferred Stock contain a limitation on conversion which prevents the holder from converting shares of Preferred Stock into shares of Common Stock if, after giving effect to the conversion, the holder would beneficially own more than 4.99% of the outstanding shares of Common Stock. The holder may elect to increase this limitation to 9.99%, 14.99% or 19.99%, upon not less than 61 days prior written notice to the Company.  With respect to Mr. Schumacher, because he currently beneficially owns more than 19.99% of the outstanding shares of Common Stock, the conversion limitation no longer applies to him.  Each holder disclaims beneficial ownership of such securities except to the extent of the holder’s pecuniary interest in such securities.

Includes the following shares of Common Stock issuable upon exercise of warrants exercisable within 60 days after March 31, 2009 (subject to “blocker” provisions as described herein):  Mr. Schumacher – 43,480; Dr. Ting – 10,440; Mr. Myles – 0; Dr. Lawrence – 10,440; Dr. Lazarev – 8,700; Mr. Potter – 2,600; Mr. Fritzsche – 0; Dr. Saravis – 0; Mr. Payne – 26,100; Mr. Vogel - 0; and all directors and executive officers as a group – 101,760.  Certain common stock warrants contain a limitation on exercise which prevents the holder from exercising such warrants if, after giving effect to the exercise, the holder would beneficially own more than 4.99% of the outstanding shares of Common Stock. The holder may elect to increase this limitation to 9.99%, 14.99% or 19.99%, upon not less than 61 days prior written notice to the Company.   With respect to Mr. Schumacher, because he currently beneficially owns more than 19.99% of the outstanding shares of Common Stock, the conversion limitation no longer applies to him.  Each holder disclaims beneficial ownership of such securities except to the extent of the holder’s pecuniary interest in such securities.

(2) Does not include 15,162 shares of Common Stock held by Mr. Schumacher’s minor son as his wife exercises all voting and investment control over such shares.

(3) Mr. Edward Myles resigned from the Company effective on November 18, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below sets forth the total compensation paid or earned for the fiscal years ended December 31, 2008 and 2007 for: (i) each individual serving as the Company’s Chief Executive Officer (“CEO”) or acting in a similar capacity during any part of fiscal 2008; and (ii) the other two most highly paid executive officers (collectively, the “Named Executive Officers”) who were serving as executive officers at the end of fiscal 2008.

				Option	All other
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Awards (3)	Compensation (4)	Total

Richard T. Schumacher	2008	$283,668	$-	$107,863	$10,329	$401,860
President & Chief Executive Officer	2007	288,697	-	102,297	10,625	401,619

Edmund Ting, Ph.D	2008	191,958	-	52,036	1,211	245,205
Senior Vice President of Engineering	2007	185,673	-	50,304	1,520	237,497

Edward H. Myles (5)	2008	184,021	-	41,588	5,809	231,418
Senior Vice President of Finance &	2007	178,538	-	45,993	3,306	227,837
Chief Financial Officer

Nathan P. Lawrence, Ph.D	2008	146,495	-	32,703	1,627	180,825
Vice President of Marketing	2007	142,115	-	30,539	2,348	175,002

Alexander V. Lazarev, Ph.D	2008	141,443	-	43,472	4,627	189,542
Vice President of Research & Development	2007	134,230	-	42,029	2,609	178,868

Matthew Potter	2008	131,679	-	22,668	1,627	155,974
Vice President of Sales

 (1) Salary refers to base salary compensation paid through the Company’s normal payroll process.

(2) Amounts shown reflect bonus compensation earned by the Named Executive Officers.  No bonus was paid to any Named Executive Officer for 2007 or 2008.

(3) Amounts shown do not reflect compensation received by the Named Executive Officers. Instead, the amounts shown are the compensation costs recognized by the Company in each of the fiscal years presented for option awards as determined pursuant to SFAS 123R. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for the relevant assumptions used to determine the valuation of stock option grants.  Based on the assumptions outlined in the Notes to the Company’s Consolidated Financial Statements the value of stock options awarded to executives and other employees during 2007 and 2008 was between $1.07 and $5.93 per option.

(4) “All Other Compensation” includes the Company’s match to the executives’ 401(k) contribution and premiums paid on life insurance for the executive. Both of these benefits are available to all employees of the Company.  In the case of Mr. Schumacher, “All Other Compensation” also includes $7,980 in premiums paid by the Company for a life insurance policy to which Mr. Schumacher’s wife is the beneficiary.  Included in “All Other Compensation” for Edward Myles, $3,960 was paid to Mr. Myles for consulting services provided to the Company following his resignation.  Dr. Lazarev received $3,000 by not participating in the medical benefit plan offered by the Company.

(5) Mr. Myles resigned from the Company effective on November 18, 2008.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth certain information regarding outstanding stock options awards for each of the Named Executive Officers as of December 31, 2008.

	Option Awards
	Number of Securities	Number of Securities
Name	Underlying Unexercised Options # Exercisable	Underlying Unexercised Options # Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date

Richard T. Schumacher	40,000	0		$2.60	5/2/2011
President & Chief Executive Officer	60,000	0		$3.08	2/11/2012
	30,000	0		$2.70	12/2/2012
	75,000	0		$2.92	6/17/2015
	30,000	0		$3.86	3/30/2016
	46,667	23,333	(2)	$3.51	2/12/2017

Edmund Y. Ting, Ph.D	60,000	0		$3.87	4/24/2016
Senior Vice President of Engineering	0	12,000		$2.75	9/25/2018

Edward H. Myles	36,667	18,333	(3)	$3.86	4/3/2016
Senior Vice President of Finance &	0	12,000		$2.75	9/25/2018
Chief Financial Officer

Nathan P. Lawrence, Ph.D	50,000	0		$3.34	8/5/2015
Vice President of Marketing	10,000	0		$3.88	3/2/2016

Alexander V. Lazarev, Ph.D	50,000	0		$3.88	3/2/2016
Vice President of Research & Development	0	10,000		$2.75	9/25/2018

Matthew Potter	11,666	23,334	(4)	$4.18	2/25/2018
Vice President of Sales	0	5,000		$2.75	9/25/2018

 (1) All unvested stock options listed in this column were granted to the Named Executive Officer pursuant to the Company’s 2005 Equity Incentive Plan. All of such stock options vest ratably over three years and expire ten years after the date of grant. Unvested stock options become fully vested and exercisable upon a change of control of the Company.

(2) Options to purchase 70,000 shares of Common Stock were granted to Mr. Schumacher on February 12, 2007, of which 23,334 shares became vested on February 12, 2008 and an additional 23,333 shares became vested on February 12, 2009.

(3) Options to purchase 55,000 shares of Common Stock were granted to Mr. Myles on April 3, 2006; 18,334 shares became vested on April 3, 2007 and an additional 18,333 shares became vested on April 3, 2008.  Mr. Myles resigned from the Company effective on November 18, 2008 and his unvested and exercisable options were forfeited on February 16, 2009.

(4) Options to purchase 35,000 shares of Common Stock were granted to Mr. Potter on February 25, 2008, of which 11,666 shares became vested on February 25, 2009.

Retirement Plan

All employees, including the Named Executive Officers, may participate in the Company’s 401(k) Plan. Under the 401(k) Plan, employees may elect to make before tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. The 401(k) Plan does not permit an investment in the Company’s Common Stock. The Company matches employee contributions up to 50% of the first 2% of the employee’s contribution. The Company’s contribution is 100% vested immediately.

Severance Arrangements

Each of Mr. Schumacher, Dr. Ting, Dr. Lazarev, Dr. Lawrence, and Mr. Potter, the Company’s executive officers, is entitled to receive a severance payment if terminated by the Company without cause. The severance benefits would include a payment in an amount equal to one year of such executive officer’s annualized base salary compensation plus accrued paid time off. Additionally, the officer will be entitled to receive medical and dental insurance coverage for one year following the date of termination.

Change-in-Control Arrangements

Each of the Company’s executive officers, other than Mr. Schumacher, is entitled to receive a change of control payment in an amount equal to one year of such executive officer’s annualized base salary compensation, accrued paid time off, and medical and dental coverage, in the event of a change of control of the Company. In the case of Mr. Schumacher, this payment is equal to two years of annualized base salary compensation, accrued paid time off, and two years of medical and dental coverage.

Pursuant to the Company’s 2005 Equity Incentive Plan, any unvested stock options held by a Named Executive Officer will become fully vested upon a change in control (as defined in the 2005 Equity Incentive Plan) of the Company.

Director Compensation

The following table sets forth certain information regarding compensation earned or paid to the Company’s directors during fiscal 2008.

	Fees Earned or
Name	Paid in Cash (1)	Option Awards (2)	Total
R. Wayne Fritzsche	$20,000	$25,139	$45,139
Calvin A. Saravis, Ph.D	20,000	25,139	45,139
J. Donald Payne	20,000	25,139	45,139
P. Thomas Vogel	20,000	25,139	45,139

The Company’s non-employee directors receive the following compensation for service as a director of the Company:

(1) A quarterly stipend of $8,000, of which $4,000 is compensation for attending meetings of the full Board of Directors (whether telephonic or in-person) and $4,000, compensation for attending committee meetings, was paid to each member in the first quarter of 2008.  Each member of the Board of Directors received a $6,000 quarterly stipend in the second and third quarter of 2008 for board and committee meetings.  The Board of Directors declined a board fee for the fourth quarter in 2008.  There is no limit to the number of meetings of the Board of Directors or committees that may be called.  Cash compensation is paid on or immediately prior to the last day of each fiscal quarter.

(2) Amounts shown do not reflect compensation received by the directors. Instead, the amounts shown are the compensation costs recognized by the Company in each of the fiscal years presented for option awards as determined pursuant to SFAS 123R. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for the relevant assumptions used to determine the valuation of stock option grants.   As of December 31, 2008, the aggregate number of outstanding options to purchase shares of Common Stock held by each of Messrs. Fritzsche, Payne and Vogel and Dr. Saravis were 73,000, 68,000, 70,000 and 110,000, respectively.

Equity Compensation Plan Information

The Company maintains a number of equity compensation plans for employees, officers, directors, and other entities and individuals whose efforts contribute to the Company’s success. The table below sets forth certain information as of the Company’s fiscal year ended December 31, 2008 regarding the shares of Common Stock available for grant or granted under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,222,499	$3.30	526,501

Includes the following plans: 1994 ISO Stock Option Plan, 1999 Non-Qualified Stock Option Plan, and 2005 Equity Incentive Plan.

TRANSACTIONS WITH RELATED PERSONS

On February 12, 2009, pursuant to the terms of a Securities Purchase Agreement entered into as of February 12, 2009 (the “Securities Purchase Agreement”), the Company closed a private placement to 35 accredited investors (“Private Placement”), pursuant to which the Company issued and sold an aggregate of 156,980 units, each unit consisting of (i) one share of a newly created series of preferred stock, designated “Series A Convertible Preferred Stock,” par value $0.01 per share (the “Series A Preferred Stock”), (ii) a warrant to purchase, at the purchaser’s election to be made within 7 days of the closing, either 10 shares of Company common stock, par value $0.01 per share (“Common Stock”), at an exercise price equal to $1.25 per share, with a term expiring 15 months after the date of closing (“15 Month Common Stock Warrant”), or one share of Series A Preferred Stock at an exercise price equal to $12.50 per share, with a term expiring 15 months after the date of closing (“15 Month Preferred Stock Warrant”); and (iii) a warrant to purchase 10 shares of Common Stock at an exercise price equal to $2.00 per share, with a term expiring 30 months after the date of closing (the “30 Month Common Stock Warrants”).   The purchase price for each unit was $11.50 (the “Purchase Price”), resulting in aggregate gross proceeds to the Company of $1,805,270.

Mr. R. Wayne Fritzsche and Mr. J. Donald Payne, two of the Company’s directors, and each of Mr. Richard T. Schumacher, Mr. Matthew Potter, Dr. Nathan Lawrence, Dr. Edmund Ting, and Dr. Alexander Lazarev, the Company’s executive officers, participated in the Private Placement on the same terms as the other investors.  Specifically, these directors and officers purchased the following number of units set forth opposite their names for the purchase price set forth opposite their names:

Name and Position	Number of Units Purchased	Purchase Price
R. Wayne Fritzsche, Chairman of the Board	21,931	$252,207
J. Donald Payne, Director	1,305	$15,008
Richard Schumacher, President and Chief Executive Officer	2,174	$25,001
Nathan P. Lawrence, PhD., Vice President of Marketing	522	$6,003
Alexander Lazarev, PhD., Vice President of Research and Development	435	$5,003
Matthew B. Potter, Vice President of Sales	130	$1,495
Edmund Y. Ting, PhD., Senior Vice President of Engineering	522	$6,003

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based solely on the Company’s review of the copies of such filings it has received and written representations from certain reporting persons, the Company believes that all of its executive officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended December 31, 2008.

Other Proposed Action

The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

Proposals which stockholders intend to present at the Company's 2010 Annual Meeting of Stockholders (“2010 Annual Meeting”) and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by the Company no later than January 26, 2010. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in the Company’s proxy materials is instead a reasonable time before the Company begins to print and send its proxy materials for that meeting.

Stockholders who wish to make a proposal at the Company’s 2010 Annual Meeting, other than one that will be included in the Company’s proxy materials, should notify the Company no later than April 11, 2010, unless the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, in which case the notice must be received a reasonable time before the Company sends its proxy materials for that meeting. If a proponent who wishes to present such a proposal at the 2010 Annual Meeting fails to notify the Company by the proper date, the proxies solicited by the Board of Directors, with respect to such 2010 Annual Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the 2010 Annual Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the SEC.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the 2010 Annual Meeting by submitting the name, qualifications, experience, and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375. Generally, under the Company’s Bylaws, notice of such recommendations must be submitted in writing not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws. The Company will accept from stockholders recommendations for nominees for director to be considered in connection with the 2010 Annual Meeting no later than April 10, 2010. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which may be obtained from the Company by written request sent to its principal executive offices. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and as filed with the SEC, are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375.

PROXY
PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoints Richard T. Schumacher and Joseph Damasio, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2009 Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on Thursday, July 9, 2009 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTOR.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

☒   Please indicate your vote below, as in this example.

Election of Directors - The Board of Directors recommends a vote FOR the election of the nominees as directors.

1.   To elect the following nominees as Class I Directors:

For           Withhold
01 -           Calvin A.  Saravis                         ☐             ☐

For           Withhold
02 -           R. Wayne Fritzsche                      ☐             ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature:	Title:	Date:

Signature:	Title:	Date: